UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 2, 2009

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 2, 2009, Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership,” “we,” “us” or “our”), entered into an agreement with Mr. Richard G. Oakley pursuant to which Mr. Oakley will continue to be employed on an at-will basis at his current salary and subject to periodic review. If the Partnership terminates Mr. Oakley’s employment for reasons other than cause, he will be entitled to one year’s salary as severance.

The description of the agreement that is contained in this Form 8-K is qualified in its entirety to the text of the actual form of the agreement that is filed as an exhibit hereto.

Item 9.01(d)	Exhibits

10.1	Agreement dated as of November 2, 2009 between the Registrant and Richard G. Oakley

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P. By: Kestrel Heat, LLC, its general partner

By:	/S/ RICHARD F. AMBURY
Name:	Richard F. Ambury
Title:	Chief Financial Officer

Dated: November 3, 2009

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